UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2023

Grayscale® Zcash Trust (ZEC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56433	82-6646113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Zcash Trust (ZEC) Shares	ZCSH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CoinDesk Indices, Inc. (the “Index Provider”) announced a change to the Constituent Exchanges used to derive the Index Price for Grayscale Zcash Trust (ZEC) (the “Trust”). Effective January 28, 2023, the Index Provider added Gemini to the CoinDesk Zcash Price Index (ZCX) (the “Index”) due to the exchange meeting the minimum liquidity requirement, and did not remove any Constituent Exchanges as part of its scheduled quarterly review. As of the date of this current report, the Digital Asset Exchanges included in the Index are Coinbase Pro, Binance.US, Gemini, and Kraken.

The Index Provider may change the trading venues that are used to calculate the Index Price or otherwise change the way in which an Index Price is calculated at any time. The Index Provider has scheduled quarterly reviews in which it may add or remove Constituent Exchanges that satisfy or fail the criteria described in “Overview of Zcash—ZEC Value—The Index and the Index Price” in Exhibit 99.1 to Amendment No. 3 to the Trust’s Registration Statement on the Form 10 filed with the Securities and Exchange Commission on September 23, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Zcash Trust (ZEC)

Date:	February 2, 2023	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer